CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement on Form S-8 for AremisSoft Corporation.



/s/ PKF

London, England
January 12, 2001